Exhibit 99.1A

FOR IMMEDIATE RELEASE	Contacts:
Joelle Fitzgerald
salesforce.com
Investor Relations
415-536-6250
jfitzgerald@salesforce.com

Jane Hynes
salesforce.com
Public Relations
415-901-5079
jhynes@salesforce.com

Salesforce.com Announces Record Fiscal Fourth Quarter Results

•	Q4 Revenue soars 82% to $54.6 million year-over-year

•	Q4 Paying Subscribers rise 32,000 to 227,000, up 79% year-over-year and up 16% sequentially

•	Q4 Net Income rises to $3.6 million, from a prior-year Q4 loss of $765,000

•	Q4 Earnings per Share rise to $0.03, a significant increase from a loss of $0.02 in the prior year period

•	Q4 Cash from Operations rises to $21.1 million, an increase of 244% compared to the prior year period

•	Raising Fiscal 2006 revenue and earnings guidance range

SAN FRANCISCO, Calif. – February 17, 2005 – Salesforce.com (NYSE: CRM), the market and technology leader in on-demand customer relationship management, today announced results for its fiscal fourth quarter ended January 31, 2005.

“The results indicate a breakout moment: salesforce.com has become the standard for delivering CRM on demand,” said Marc Benioff, chairman and CEO of salesforce.com. “Gartner Group has predicted that salesforce.com will become the third largest provider of CRM by the end of 2005, surpassing Oracle and PeopleSoft combined. Customers are recognizing the benefits of on-demand success. The next stage of the on-demand revolution, which is the End of Software, is upon us.”

Salesforce.com delivered the following results for the fourth quarter of fiscal year 2005:

Revenue: Total revenue was $54.6 million, an increase of 82% on a year-over-year basis and an increase of 18% on a quarter-to-quarter basis. Subscription and support revenues were $49.4 million, an increase of 84% on a year-over-year basis and an increase of 19% on a quarter-to-quarter basis. Professional services and other revenues were $5.2 million, an increase of 60% on a year-over-year basis and an increase of 7% on a quarter-to-quarter basis.

Customers and Paying Subscribers: During the fourth quarter, the company added approximately 1,400 customers and approximately 32,000 paying subscribers. As of the end of the fiscal fourth quarter, the company had approximately 13,900 customers and approximately 227,000 paying subscribers.

Net Income: Net income was $3.6 million, a significant improvement from a loss of $765,000 in the year ago period, which included a one-time non-cash $897,000 charge in the year ago period. Fiscal fourth quarter 2005 net income grew 67% on a quarter-to-quarter basis.

Earnings per Share: Earnings per diluted share were $0.03, a significant increase from a loss of $0.02 in the year ago period, which included the one-time charge described above. Excluding the one-time charge in the fourth quarter of fiscal 2004, earnings per diluted share in the year ago period were approximately break-even.

Cash: Cash from operations for the fiscal fourth quarter was $21.1 million, an increase of 244% compared to the prior year period.

Deferred Revenue: Deferred revenue for the fiscal fourth quarter was $95.9 million, an increase of 93% on a year-over-year basis and 29% on a quarter-to-quarter basis.

Salesforce.com is raising guidance for the fiscal year 2006, ending January 31, 2006 and initiating guidance for its fiscal first quarter 2006 based on information as of February 17, 2005:

FY06 Revenue: Expected to be in the range of approximately $282 million to approximately $287 million, up from prior guidance of approximately $275 million to approximately $285 million.

FY06 Diluted EPS: Expected to be in the range of approximately $0.11 to approximately $0.13 based on an estimated average of 123 million diluted shares and an estimated effective tax rate of 25%. This represents an increase from prior guidance of approximately $0.10 to approximately $0.12.

The full year earnings per share guidance does not include the incremental impact of the recently issued Financial Accounting Standards Board (FASB) stock option expense requirement that will become effective in salesforce.com’s fiscal third quarter 2006.

Salesforce.com is providing, for the first time, first quarter fiscal year 2006 guidance based on information as of February 17, 2005:

Q1 FY06 Revenue: Expected to be in the range of approximately $58 million to approximately $60 million.

Q1 FY06 Diluted EPS: Expected to be in the range of approximately $0.01 to approximately $0.03 based on an estimated average of 119 million diluted shares and an estimated effective tax rate of 25%.

Quarterly Conference Call

Salesforce.com will host a conference call to discuss fourth quarter results at 2:00 p.m. Pacific Standard Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.salesforce.com/investor. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing (719) 457-2630 or (800) 967-7141. A replay will be available until midnight on February 19, 2005 and can be accessed by dialing, (719) 457-0820 or (888) 203-1112, passcode: 8244550.

About salesforce.com

Salesforce.com is the market and technology leader in on-demand customer relationship management (CRM). Through its award-winning salesforce.com family of products including

Salesforce.com (http://www.salesforce.com) and Supportforce.com (http://www.supportforce.com), the company provides a comprehensive suite of CRM applications to help enterprises of all sizes, industries and geographies meet the complex challenge of sharing and managing information on-demand. Salesforce.com and Supportforce.com are built on the sforce client/service integration platform and include the Customforce.com tool for complete on-demand customization. Sforce (http://www.sforce.com) and Customforce.com (http://www.customforce.com) allow customers and independent software vendors to customize and integrate salesforce.com’s products, as well as build their own on-demand enterprise applications. As of January 31, 2005, salesforce.com manages customer information for approximately 13,900 customers and approximately 227,000 paying subscribers including Advanced Micro Devices (AMD), America Online (AOL), Automatic Data Processing (ADP), Avis/Budget Rent A Car (Cendant Rental Car Group), Dow Jones Newswires, Nokia, Polycom and SunTrust Banks. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM”. For more information please visit http://www.salesforce.com, or call 1-800-NO-SOFTWARE.

# # #

Salesforce.com is a registered trademark of salesforce.com, inc., San Francisco, California. Other names used may be trademarks of their respective owners.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected revenue and earnings for the first fiscal quarter of 2006 and the full fiscal year 2006, the growing acceptance of the company’s on-demand business model and possible future market share for salesforce.com in the CRM market, that involve risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include - but are not limited to - risks associated with our new business model, our history of operating losses, the possibility that we will not remain profitable, possible fluctuations in our operating results and rate of growth, errors, interruptions or delays in our service or our Web hosting, breach of our security measures, the immature market in which we operate, our relatively limited operating history, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release new and improved versions of our service, successful customer deployment and utilization of our services, our ability to sell to larger enterprise customers, changes in our effective tax rate, fluctuations in the number of shares outstanding, and the negative financial statement impact of new accounting rules such as the requirement to expense stock options. Further information on these and other factors that could affect our financial results is included in the reports on Form 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including factors in our report on Form 10-Q for the period ended October 31, 2004 filed with the SEC on November 22, 2004. These documents are available on the SEC Filings section of the Investor Information section of our website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended January 31,		Year Ended January 31,
	2005	2004	2005	2004
	(unaudited)		(audited)
Revenues:
Subscription and support	$49,379	$26,802	$157,977	$85,796
Professional services and other	5,215	3,251	18,398	10,227

Total revenues	54,594	30,053	176,375	96,023

Cost of revenues (1):
Subscription and support	4,200	2,223	12,727	7,782
Professional services and other	5,804	3,199	20,727	9,491

Total cost of revenues	10,004	5,422	33,454	17,273

Gross profit	44,590	24,631	142,921	78,750

Operating expenses (1):
Research and development	3,159	2,157	9,822	6,962
Marketing and sales	28,431	17,142	96,311	54,600
General and administrative	9,779	5,179	30,268	16,915
Lease abandonment (recovery)	—	897	—	(3,445)

Total operating expenses	41,369	25,375	136,401	75,032

Income (loss) from operations	3,221	(744)	6,520	3,718

Interest, net	1,155	119	2,621	357
Other income	163	(43)	12	164

Income (loss) before provision for income taxes and minority interest	4,539	(668)	9,153	4,239

Provision for income taxes	603	15	1,217	541

Income (loss) before minority interest	3,936	(683)	7,936	3,698

Minority interest in consolidated joint venture	(350)	(82)	(590)	(184)

Net income (loss)	$3,586	$(765)	$7,346	$3,514

Basic net income (loss) per share	$0.03	$(0.02)	$0.10	$0.12

Diluted net income (loss) per share	$0.03	$(0.02)	$0.07	$0.04

Shares used in computing basic net (loss) income per share	103,458	30,617	75,503	29,605

Shares used in computing diluted net income (loss) per share	116,808	30,617	110,874	95,409
(1) Amounts include stock-based expenses, as follows:

Cost of revenues	$105	$165	$634	$655
Research and development	36	109	282	462
Marketing and sales	88	465	1,296	2,029
General and administrative	217	483	1,402	1,213

Total stock-based expenses	$446	$1,222	$3,614	$4,359

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues:

(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2005	2004	2005	2004
Revenues:
Subscription and support	90%	89%	90%	89%
Professional services and other	10	11	10	11

Total revenues	100	100	100	100

Cost of revenues:
Subscription and support	7	7	7	8
Professional services and other	11	11	12	10

Total cost of revenues	18	18	19	18

Gross profit	82	82	81	82

Operating expenses:
Research and development	6	7	5	7
Marketing and sales	52	57	55	57
General and administrative	18	17	17	18
Lease abandonment (recovery)	—	3	—	(4)

Total operating expenses	76	84	77	78

Income (loss) from operations	6	(2)	4	4

Interest, net	2	—	1	1
Other income	—	—	—	—

Income (loss) before provision for income taxes and minority interest	8	(2)	5	5

Provision for income taxes	(1)	—	(1)	(1)

Income (loss) before minority interest	7	(2)	4	4

Minority interest in consolidated joint venture	—	(1)	—	—

Net income (loss)	7%	(3)%	4%	4%

Stock-based expenses as a percentage of total revenues, as follows:
Cost of revenues	—%	—%	—%	1%
Research and development	—	—	—	1
Marketing and sales	—	2	1	2
General and administrative	1	2	1	1

Total stock-based expenses	1%	4%	2%	5%

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

(audited)

	January 31, 2005	January 31, 2004
Assets
Current assets:
Cash and cash equivalents	$35,731	$10,463
Short-term marketable securities	83,087	25,349
Accounts receivable	48,874	26,536
Deferred commissions	7,556	8,266
Prepaid expenses and other current assets	3,467	3,532

Total current assets	178,715	74,146

Marketable securities, noncurrent	87,120	—
Restricted cash	3,191	3,912
Fixed assets, net	7,637	5,069
Deferred commissions, noncurrent	2,057	2,890
Other assets	1,779	1,494

Total assets	$280,499	$87,511

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$2,525	$2,035
Accrued expenses and other current liabilities	32,467	17,682
Income taxes payable	216	534
Deferred revenue	95,900	49,677
Current portion of capital lease obligations	563	78

Total current liabilities	131,671	70,006

Capital lease obligations, net of current portion	721	—
Long-term lease abandonment liability and other	1,596	1,830
Minority interest	1,380	775

Total liabilities	135,368	72,611

Convertible preferred stock	—	61,137

Stockholders’ equity (deficit):
Common stock	105	32
Additional paid-in capital	217,248	35,580
Deferred stock-based compensation	(5,908)	(8,251)
Notes receivables from stockholders	(727)	(1,674)
Accumulated other comprehensive income (loss)	(999)	10
Accumulated deficit	(64,588)	(71,934)

Total stockholders’ equity (deficit)	145,131	(46,237)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$280,499	$87,511

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2005	2004	2005	2004
	(unaudited)		(audited)
Operating activities:
Net income (loss)	$3,586	$(765)	$7,346	$3,514
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Minority interest	350	82	590	184
Depreciation and amortization	920	635	3,147	2,591
Amortization of deferred commissions	3,875	3,116	15,598	8,599
Lease abandonment (recovery)	—	897	—	(3,445)
Expenses related to stock-based awards	446	1,222	3,614	4,359
Tax benefits from employee stock plans	798	—	798	—
Changes in assets and liabilities	11,153	959	24,779	5,979

Net cash provided by operating activities	21,128	6,146	55,872	21,781

Investing activities:
Restricted cash	(264)	—	721	(179)
Changes in marketable securities	(8,703)	(1,399)	(145,612)	(18,049)
Capital expenditures	(2,265)	(1,385)	(4,308)	(2,916)

Net cash used in investing activities	(11,232)	(2,784)	(149,199)	(21,144)

Financing activities:
Proceeds from the issuance of common stock, net of issuance costs	—	—	113,768	—
Proceeds from the exercise of stock options	2,553	665	4,746	1,480
Collection of notes receivables	1,043	—	1,043	—
Principal payments on capital lease obligations	(139)	(85)	(493)	(531)
Repurchase of unvested shares	—	(1)	(254)	(17)
Proceeds from subsidiary stock offerings	—	—	40	167

Net cash provided by financing activities	3,457	579	118,850	1,099

Effect of exchange rate changes	(378)	(14)	(255)	18

Net increase in cash and cash equivalents	12,975	3,927	25,268	1,754

Cash and cash equivalents, beginning of period	22,756	6,536	10,463	8,709

Cash and cash equivalents, end of period	$35,731	$10,463	$35,731	$10,463

salesforce.com, inc.

Additional Metrics

	January 31, 2005	October 31, 2004	July 31, 2004		April 30, 2004	January 31, 2004	October 31, 2003
Customer and subscriber data:
Approximate number of customers	13,900	12,500	11,100		9,800	8,700	7,700
Approximate number of paying subscriptions (1)	227,000	195,000	168,000		147,000	127,000	107,000

Full Time Equivalent Headcount	767	679	594		518	444	412

Financial data:
Cash, cash equivalents and marketable securities	$205,938	$185,014	$172,627	(2)	$43,733	$35,812	$30,486
Deferred revenue	$95,900	$74,240	$61,557		$52,340	$49,677	$34,408

	Three Months Ended January 31,		Year Ended January 31,
	2005	2004	2005	2004
	(unaudited)		(audited)
Revenues by geography:
Americas	$42,879	$24,357	$140,871	$78,958
Europe	8,175	3,857	25,201	11,754
Asia Pacific	3,540	1,839	10,303	5,311

	$54,594	$30,053	$176,375	$96,023

As a percentage of total revenues:

Revenues by geography:
Americas	79%	81%	80%	82%
Europe	15	13	14	12
Asia Pacific	6	6	6	6

	100%	100%	100%	100%

(1)	Paying subscriptions are defined as unique user accounts, purchased by customers for use by their employees and other customer-authorized users that have not been suspended for non-payment and for which we are recognizing subscription revenue.

The October 31, 2004 and July 31, 2004 paying subscription metrics excluded approximately 2,500 and 2,000, respectively, paying subscriptions who were using the Company’s service, but for which the Company delayed revenue recognition until specific new technlogy was completed.

(2)	Includes net proceeds of $113.8 million from the Company’s sale of common stock during its initial public offering in June 2004.

salesforce.com, inc.

GAAP / Non-GAAP Reconciliation

(unaudited)

	Three months ended January 31,		Year ended January 31,
(in thousands, except per share data)	2005	2004	2005	2004
A reconciliation between operating expenses on a GAAP basis and non-GAAP operating expenses is as follows:
GAAP operating expenses	$41,369	$25,375	$136,401	$75,032
Lease abandonment (recovery)	—	897	—	(3,445)
Non-GAAP operating expenses	41,369	24,478	136,401	78,477
A reconciliation between income (loss) from operations on a GAAP basis and non-GAAP income from operations is as follows:
GAAP income (loss) from operations	$3,221	$(744)	$6,520	$3,718
Lease abandonment (recovery)	—	897	—	(3,445)
Non-GAAP income from operations	3,221	153	6,520	273
A reconciliation between income (loss) before provision for income taxes and minority interest and non-GAAP income before provision for income taxes and minority interest is as follows:
GAAP income (loss) before provision for income taxes and minority interest	$4,539	$(668)	$9,153	$4,239
Lease abandonment (recovery)	—	897	—	(3,445)
Non-GAAP income before provision for income taxes and minority interest	4,539	229	9,153	794
A reconciliation between provision for income taxes on a GAAP basis and non-GAAP provision for income taxes is as follows:
GAAP provision for income taxes	$603	$15	$1,217	$541
Income tax effect of lease abandonment (recovery)	—	114	—	(438)
Non-GAAP provision for income taxes	603	129	1,217	103
A reconciliation between income (loss) before minority interest on a GAAP basis and non-GAAP income before minority interest is as follows:
GAAP income (loss) before minority interest	$3,936	$(683)	$7,936	$3,698
Lease abandonment (recovery)	—	897	—	(3,445)
Income tax effect	—	(114)	—	438
Non-GAAP income before minority interest	3,936	100	7,936	691
A reconciliation between net income (loss) on a GAAP basis and non-GAAP net income is as follows:
GAAP net income (loss)	$3,586	$(765)	$7,346	$3,514
Lease abandonment (recovery)	—	897	—	(3,445)
Income tax effect	—	(114)	—	438
Non-GAAP net income	3,586	18	7,346	507
A reconciliation between basic net income (loss) per share on a GAAP basis and non-GAAP basic net income per share is as follows:
GAAP basic net income (loss) per share	$0.0347	$(0.025)	$0.097	$0.119
Lease abandonment (recovery)	—	0.029	—	(0.116)
Income tax effect	—	(0.004)	—	0.015
Non-GAAP basic net income per share	$0.0347	$0.001	$0.097	$0.017
A reconciliation between diluted net income (loss) per share on a GAAP basis and non-GAAP diluted net income per share is as follows:
GAAP diluted net income (loss) per share	$0.031	$(0.025)	$0.066	$0.037
Lease abandonment (recovery)	—	0.029	—	(0.036)
Income tax effect	—	(0.004)	—	0.005
Non-GAAP diluted net income per share	$0.031	$0.001	$0.066	$0.005

To supplement our consolidated financial statements presented on a GAAP basis, salesforce.com uses non-GAAP measures of income from operations, net income and earnings per diluted share, which are adjusted to exclude certain costs and income that we believe are appropriate to enhance the overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of salesforce.com’s underlying operational results and trends and our performance.

We believe the lease abandonment (recovery) items recorded in the third and fourth quarters of fiscal 2004 to be outside of our core operating results and thus appropriate to exclude from our financial results.

The presentation of additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.